SECOND AMENDMENT TO THE MORRISON HEALTH CARE, INC.
     SALARY DEFERRAL PLAN

     THIS SECOND AMENDMENT is made on this 28th day of February, 1997, by MORRISON HEALTH CARE, INC., a corporation duly organized and existing under the laws of the State of Georgia (the "Primary Sponsor").

                      W I T N E S S E T H:

     WHEREAS, the Primary Sponsor established by indenture dated March 7, 1996 the Morrison Health Care, Inc. Salary
Deferral Plan (the "Plan"); and

     WHEREAS, the Primary Sponsor desires to amend the Plan primarily to allow participation by highly compensated employees and to reflect the changes required by the Small
Business Job Protection Act of 1996;

     NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of January 1, 1997, except as otherwise provided herein, as follows:

     1. By substituting the phrase"Supplemental Contribution Account" for the phrase"Supplemental Matching Account" each time the latter phrase appears in the Plan and by deleting the existing Subsections (e) and (g) of Section 1.1 and substituting therefor the following:

     "(e) `Pre-Spinoff Matching Account' which shall reflect a Member's interest in matching contributions made under the Plan through the date of the first Acquisition Loan.

     (g) `Supplemental Contributions Account' which shall reflect a Member's interest in supplemental allocations under Plan Section 4.2(b)(3)."

     2.    By adding new Subsections (j) and (k) to Section 1.1, as follows:

           "(j) `Qualified Contributions Account' which shall reflect a Member's interest in `Qualified Nonelective Contributions' and `Qualified Matching Contributions', as those terms are defined in Section 1 of Appendix A as well as supplemental allocations under Plan Sections 4.2(b)(1) and (2).

           (k)  `Unallocated Contributions and Dividends
     Account' which shall consist of any Company Stock and cash a Plan Sponsor contributes during a Plan Year and cash dividends paid on shares of Company Stock held in the Loan
     Suspense Account during a Plan Year until allocated for that Plan Year pursuant to Plan Section 4."

     3. By deleting Subsection (b) of Section 1.5 in its entirety and substituting therefor the following:

           "(b) [Reserved];"

     4. By deleting, effective April 1, 1997, Section 1.19 in its entirety and substituting therefor the following:

           "1.19     `Eligible Employee' means any Employee
     of a Plan Sponsor other than an Employee who is (a) an Employee covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject to good faith bargaining, unless the bargaining agreement provides for participation in the Plan; or (b) a leased employee within the meaning of Code
     Section 414(n)(2), or deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o)."

     5. By deleting the last sentence of Section 1.25 and substituting therefor the following:

     "The ESOP shall consist of the Supplemental
     Contributions Accounts, Company Matching Accounts, Qualified
     Contributions Accounts, the Loan Suspense Account, the
     Suspense Account and the Unallocated Contributions and
     Dividends Account."

     6.    By replacing the existing Section 1.31 with new Section
           1.31, as follows:

           "1.31     `Highly Compensated Employee' shall
     mean, with respect to a Plan Year, each Employee who:

               (a)  was at any time during the Plan Year or
           the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate; or

               (b)  received Annual Compensation in excess
           of $80,000 (as adjusted for changes in the cost of living from time to time by the Secretary of the Treasury) during the immediately preceding Plan Year.

           For purposes of this Section, (1) Annual
     Compensation shall include amounts paid by Affiliates and shall be determined without regard to Annual Compensation Limit; (2) a former Employee shall be treated as a Highly Compensated Employee if the former Employee was a Highly Compensated Employee at the time the former Employee separated from service with the Plan Sponsor or Affiliate or the former Employee was a Highly Compensated Employee at any time after the former Employee attained age 55; and (3) Employees who are nonresident aliens and who receive no earned income from a Plan Sponsor or Affiliate from sources within the United States shall not be treated as Employees.

          Notwithstanding the foregoing, the Primary Sponsor may elect to determine each Highly Compensated Employee using the snapshot day of December 31, in a manner consistent with Section 4 of Revenue Procedure 93-42."

     7. By adding, effective April 1, 1997, a new final sentence to Section 2.2 as follows:

     "Notwithstanding the foregoing, a Highly Compensated Employee shall become a Member as of the later of the date described in the immediately preceding sentence or April 1, 1997."

     8.    By deleting the second sentence of the second paragraph of
Section 3.1(a) and substituting therefor the following:

     "The Plan Administrator may adjust, on a prospective basis, the percentage of Annual Compensation that may be made as Deferral Amounts by Highly Compensated Employees, either as a group, any subgrouping or individually, but in no event shall the aggregate percentage for any Plan Year exceed ten percent (10%) of Annual Compensation."

     9. By deleting the last sentence of Section 3.2 and substituting therefor the following:

     "Any Member who is or becomes a Highly Compensated
     Employee shall be ineligible to make further Voluntary
     Contributions."

     10. By deleting the second to last sentence of Section 3.3 and by adding a new second paragraph thereto, as follows:

           "A cash contribution by a Plan Sponsor pursuant to this Section shall be used first to make any scheduled or accelerated amortization payments, or prepayments, on an Acquisition Loan and then, to the extent of any excess, shall be used to acquire additional shares of Company Stock, to the extent practicable."

     11. By adding the phrase "and, if applicable, Plan Section 4.4(d)" immediately after the cross-reference to Section 4.4(b) and by substituting, effective as of the Effective Date, Section 4.2(a)(2) as the cross-reference in place of Section 4.2(b) in Section 3.4.

     12.   By adding new Sections 3.4A and 3.4B, as follows:

           "3.4A     Qualified Contributions.  At the sole
     discretion of the Primary Sponsor, each Plan Sponsor shall make `Qualified Nonelective Contributions' and/or `Qualified Matching Contributions', as those terms are defined in
     Section 1 of Appendix A, in an amount together with any supplemental allocations under Plan Sections 4.2(b)(1) or
     (2) as determined by the Primary Sponsor are necessary to satisfy, as applicable, the testing requirements of Code
     Section 401(k)(3)(A)(ii) and Code Section 401(m)(2)(A).

           3.4B Contributions Respecting Qualified Military Service. Notwithstanding any other provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
     Section 414(u)."

     13.   By adding the following head language to Section 4.2:

     "Plan Sponsor contributions and dividends paid on shares of Company Stock allocated to the Loan Suspense
     Account during a Plan Year shall be credited initially to the Unallocated Contributions and Dividends Account until such amounts are further allocated pursuant to this Section 4."

     14. By deleting Clause (iv) of Section 4.2(a)(1) in its entirety and substituting therefor the following:

     "(iv)     notwithstanding any provision to the contrary
     in this Section 4.2(a)(1), in the case of a Member who is a Highly Compensated Employee for the Plan Year, twenty percent (20%) of the Member's Annual Compensation deferred by the Member pursuant to Plan Section 3.1, regardless of the Member's Years of Service."

     15. By deleting Subsection (b) of Section 4.2 in its entirety and substituting therefor the following:

          "(b) Supplemental Allocations.  As of each
     Valuation Date, if the Fair Market Value of Company Stock released from the Loan Suspense Account in accordance with Plan Section 4.4(b) exceeds the value of matching allocations provided for in Plan Section 4.2(a), the excess shares of Company Stock so released and any contributions described in Plan Section 3.4A shall be allocated as follows:

               (1) if the Primary Sponsor so elects, to the Qualified Contributions Account of each Member who is not a Highly Compensated Employee who is employed by a Plan
     Sponsor on the last day of the Plan Year in an amount, expressed as a percentage of Annual Compensation which, when combined with contributions made on behalf of the Member pursuant to Plan Section 3.1, equals the maximum amount that the Member could have elected to defer under Plan Section
     3.1, but only to those Members who are not Highly
     Compensated Employees in ascending order of their respective Annual Compensation amounts for that Plan Year, beginning with the individual receiving the least Annual Compensation, until the testing requirements of Code Section 401(k)(3)(A)(ii) are satisfied;

               (2) if the Primary Sponsor so elects, to the Qualified Contributions Account of each Member who is not a Highly Compensated Employee who is employed by a Plan Sponsor on the last day of the Plan Year in an amount, expressed as a percentage of Annual Compensation which, when combined with allocations made on behalf of the Member pursuant to Plan Section 4.2(a), equals the maximum amount, expressed as a percentage of Annual Compensation, that the Member could have received under Plan Section 4.2(a) had the Member elected to have deferred on his behalf the maximum percentage of Annual Compensation permitted under Plan
     Section 3.1, but only to those Members who are not Highly Compensated Employees in ascending order of their respective Annual Compensation amounts for that Plan Year, beginning with the individual receiving the least Annual Compensation, until the testing requirements of Code Section 401(m)(2)(A) are satisfied; and

               (3)  any remaining excess, to the
     Supplemental Account of each Member who is employed by a Plan Sponsor on the last day of the Plan Year in the proportion that the Member's Annual Compensation bears to the Annual Compensation of all Members entitled to an allocation pursuant to this Section 4.2(b)(3); provided, however, if and to the extent necessary to satisfy with respect to the Plan Year the minimum coverage requirements prescribed in Code Section 410(b) or the minimum participation requirements under Code Section 401(a)(26) and the Treasury regulations issued thereunder, Members who are not Highly compensated Employees who completed more than 500 Hours of Service during the Plan Year, but who terminated employment before the last day of the Plan Year, shall be entitled to share in the allocation described in Plan
     Section 4.2(b)(3), beginning with the individual receiving the least Annual Compensation for the Plan Year."

     16. By deleting the existing head language of Section 4.3(b) and substituting therefor the following:

     "As of each Valuation Date, the Trustee shall allocate to each Account under the ESOP (other than the Unallocated Contributions and Dividends Account) its share of the net income or net loss of the ESOP Fund as hereinafter set forth:".

     17. By deleting clause (1) from Section 5.1(b) and substituting therefor the following:

     "(1) the Acquisition Loan provides for payments of principal and interest no less frequently than annually at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years,".

     18. By deleting the first sentence of Section 5.1(c) in its entirety and substituting therefor the following:

     "No person entitled to payment under an Acquisition
     Loan shall have any right to Fund assets other than (1) collateral given for the Acquisition Loan; (2) contributions (other than contributions of Company Stock) that are made to the ESOP under Plan Section 3.3; and (3) earnings attributable to such collateral and such contributions."

     19. By replacing the term "Plan" with the term "ESOP" the first time the former appears in Section 7.1.

     20. By deleting the second sentence of Sections 8.3 and 9.2 in their entireties and substituting therefor the following:

     "If the Member's interest in Company Stock under the Plan equals or exceeds the value of one hundred (100) shares of Company Stock, that interest may be distributed in the form of whole shares of Company Stock if the Member so elects in such form as the Plan Administrator may prescribe."

     21. By deleting Subsection (c) of Section 11.3 in its entirety and by substituting therefor the following:

           "(c) For purposes of this Plan Section, the term `required beginning date' means April 1 of the calendar year following the later of the calendar year in which the Member attains age 70.5 or the calendar year in which the Member retires, except that, in the case of a person described in
     Section 1(b)(3) of Appendix C, the `required beginning date' shall be April 1 of the calendar following the calendar year in which the Member attains age 70.5."

     22.   By redesignating Section 22 as Section 23 and by adding new
Section 22 as follows:

                             "SECTION 22
                              PLAN LOANS"

            22.1 Subject to the provisions of the Plan and the Trust, on and after the date the provisions of this Section are activated by express written action of the Plan Administrator, each Member who is an Employee shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund an amount equal to the lesser of the value of the Member's accounts under the Profit Sharing Plan or fifty percent (50%) of the value of the Member's vested Account. In addition, each "party in interest," as defined in ERISA Section 3(14), who is (a) a Member but no longer an Employee, (b) the Beneficiary of a deceased Member, or
     (c) an alternate payee of a Member pursuant to the provisions of a "qualified domestic relations order," as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

            22.2 In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents provided by the Plan Administrator for this purpose.

            22.3 Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower's creditworthiness, ability to repay, and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Member's vested Account, notwith standing that the dollar amount of such loans may differ as a result of differing values of Members' vested Accounts.

            22.4 Each loan shall bear a `reasonable rate of interest' and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A `reasonable rate of interest' shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

            22.5 Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (1/2) of the borrower's interest in the Member's vested Account, or such other security as the Plan Administrator deems acceptable. No portion of the Member's Employee Deferral Account shall be used as security for any loan hereunder unless and until such time as the loan amount exceeds the value of the borrower's interest in the Member's vested Account in all other Accounts.

            22.6 Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:

            (a)  $50,000, reduced by the excess, if any, of

               (1) the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

               (2) the outstanding balance of loans made to the borrower from all retirement plans qualified under Code
            Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or

            (b) one-half (1/2) of the value of the borrower's interest in the vested Account attributable to the Member's Account.

     For purposes of this Section, the value of the vested
     Account attributable to a Member's Account shall be established as of the latest preceding Valuation Date, or any later date on which an available valuation was made, and shall be adjusted for any distributions or contributions made through the date of the origination of the loan.

            22.7 Each loan, by its terms, shall be repaid within five (5) years, except that any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within a longer period of time.

            22.8 The Plan Administrator may establish limits on the number of loans outstanding in favor of any single borrower at any one time and, for any such loan, a minimum loan amount, which limitations shall be applied in a uniform and nondiscriminatory manner.

            22.9 The entire unpaid principal sum and accrued interest shall, at the option of the Plan Administrator, become due and payable if (a) a borrower fails to make any loan payment when due, (b) a borrower ceases to be a `party in interest', as defined in ERISA Section 3(14), (c) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or (d) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan. In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan, including, but not limited to, the following: (1) direct the Trustee to deduct the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from any benefits that may become payable out of the Plan to the borrower, (2) direct the Plan Sponsor to deduct and transfer to the Trustee the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan from any amounts owed by the Plan Sponsor to the borrower, or (3) liquidate the security given by the borrower, other than amounts attributable to a Member's Employee Deferral Account, and deduct from the proceeds the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys' fees in an amount equal to ten percent of the amount then due and all costs of collection.

            22.10     Each loan shall be treated as an
     investment of that borrower's Account and shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor. The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met."

     23. By deleting the first sentence of Section 2 of Appendix A and substituting therefor the following:

           "In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

                (a)  the actual deferral percentage for the
           Highly Compensated Eligible Members for the Plan Year must not be more than the actual deferral percentage of all other Eligible Members for the preceding Plan Year multiplied by 1.25; or

                (b)  the excess of the actual deferral
           percentage for the Highly Compensated Eligible Members for the Plan Year over that of all other Eligible Members for the preceding Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Members for the Plan Year must not be more than the actual deferral percentage of all other Eligible Members for the preceding Plan Year multiplied by two (2).

           Notwithstanding the foregoing, the Plan
           Administrator may utilize any transition rule permitted by Internal Revenue Service 97-2 or otherwise regarding the use of current year data for calculating actual deferral percentages."

     24. By deleting Subsection (b) of Section 3 of Appendix A in its entirety and substituting therefor the following:

           "(b) the maximum amount of Deferral Amounts permitted under Section 2 of this Appendix A for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Members in order of the amount of Deferral Amounts contributed by such Eligible Members beginning with the greatest of such amounts."

     25. By deleting the first sentence of Section 5 of Appendix A and substituting therefor the following:

           "In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

                 (a)  The contribution percentage for the
            Highly Compensated Eligible Members for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Members for the preceding Plan Year; or

                 (b)  The contribution percentage for Highly
            Compensated Eligible Members for the Plan Year must not exceed the lesser of (1) 200% of the contribution percentage for all other Eligible Members for the preceding Plan Year, and (2) the contribution percentage for all other Eligible Members for the preceding Plan Year plus two (2) percentage points.

            Notwithstanding the foregoing, the Plan Administrator may utilize any transition rule permitted by Internal Revenue Service 97-2 or otherwise regarding the use of current year data for calculating actual contribution percentages."

     26. By deleting Subsection (b) of Section 6 of Appendix A in its entirety and substituting therefor the following:

           "(b) the maximum amount of the contributions permitted under the limitations of Section 5 of this Appendix A, determined by reducing contributions made on behalf of Highly Compensated Eligible Members beginning with the greatest of such amounts."

     27.   By deleting the last sentence of the second paragraph of
Section 6 of Appendix A.

     28. By substituting Section 4.2(b)(3) as the cross-reference in place of Section 4.2(b) in Section 6(c) of Appendix B.

     29. By deleting Section 1(b)(1) of Appendix C in its entirety and substituting therefor the following:

           "(1) An officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term `officer' means an administrative executive in regular and continual service to the Plan Sponsor or Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Clause (A) or (B) of this Subparagraph (1), where:

               (A)  equals fifty (50) Employees; and

               (B)  equals the greater of (i) three (3)
     Employees or (ii) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next higher integer.

     If for any Plan Year no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph."

     Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

     IN WITNESS WHEREOF, the Primary Sponsor has caused this
Second Amendment to be executed on the day and year first above written.

                                   MORRISON HEALTH CARE, INC.

                                   By:/s/ K. Wyatt Engwall
                                          K. Wyatt Engwall
                                   Title: Senior Vice President, Finance

ATTEST:

By:/s/ Henry Page
       Henry Page
Title: Director of Finance

     [CORPORATE SEAL]